Page 23 of 34 Pages


                                    EXHIBIT E

                               PHARMACYCLICS, INC.
                         COMMON STOCK PURCHASE AGREEMENT



               This Common Stock Purchase Agreement (the "Agreement") is made as of February 21, 1997, by and among Pharmacyclics, Inc., a Delaware corporation (the "Company") with its principal office at 995 East Arques Avenue, Sunnyvale, California 94086, and the persons listed on the Schedule of Purchasers attached hereto as Schedule I (the "Purchasers").
          ----------

               1.     Authorization and Sale of Units.
                      -------------------------------

               1.1  Authorization.  The Company has  authorized the issuance and
                    -------------
sale pursuant to this Agreement of Eight Hundred Sixty Two Thousand Four Hundred Sixty Eight (862,468) shares of the Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company.

               1.2 Sale of Common Stock.  Subject to the terms and conditions of
                   --------------------
this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the number of shares of Common Stock set forth opposite each Purchaser's name on Schedule I for a price
                                                          ----------
per share equal to $19.05.

               2. Closing Date; Delivery.
                  ----------------------

               2.1 Closing  Date.  The closing of the  purchase  and sale of the
                   -------------
shares of Common Stock (the "Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California at 10:00 a.m. Pacific Standard Time, on February 21, 1997 or at such other time and place upon which the Company and the Purchasers purchasing in the aggregate more than half of the shares of Common Stock sold hereunder shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

               2.2  Delivery.  At the Closing,  the Company will deliver to each
                    --------
Purchaser certificates,  registered in the Purchaser's name as shown on Schedule
                                                                        --------
I,  representing  the number of shares of Common  Stock to be  purchased by each
-
such Purchaser. Such delivery shall be against payment by each Purchaser of the aggregate purchase price therefor (the "Purchase Price") by wire transfer to the Company's bank account. The Purchase Price payable by each Purchaser shall be as set forth on Schedule I opposite each Purchaser's name.
             ----------

               3.  Representations  and  Warranties of the Company.  The Company
                   -----------------------------------------------
represents and warrants to the Purchasers as of the Closing Date as follows:

               3.1 Organization and Standing.  The Company is a corporation duly
                   -------------------------
organized and validly existing under, and by virtue of, the laws of the State of

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                                                             Page 24 of 34 Pages

Delaware and is in good standing as a domestic corporation under the laws of said state with all requisite corporate power and authority to own, operate and lease its properties and conduct its business as presently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in the State of California and in each other state of the United States where its failure to do so would have a material adverse effect on its business as presently conducted. The Company holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business.

               3.2 Corporate Power; Authorization. The Company has all requisite
                   ------------------------------
legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue and sell the shares of the Common Stock and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, and the issuance, sale and delivery of the shares of Common Stock by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument which the Company is required to file as an Exhibit to its Form 10-K.

               3.3  Issuance  and  Delivery of the Shares of Common  Stock.  The
                    ------------------------------------------------------
shares of Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the shares of Common Stock is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

               3.4 SEC Documents; Financial Statements. The Company has provided
                   -----------------------------------
the Purchasers with the Company's Annual Report on Form 10-K for the year ended June 30, 1996, the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1996 and the Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996 which are true and complete copies of such documents as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed all documents (the "SEC Documents") that the Company was required to file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement, and all of such documents conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder as of their respective filing dates. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC
Documents  (the  "Financial  Statements")  comply  as to  form  in all  material

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                                                             Page 25 of 34 Pages

respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments that are not in the aggregate material).

               3.5  Governmental  Consents.  No  consent,   approval,  order  or
                    ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local govern- mental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws and (b) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market.

               3.6 No Material  Adverse  Change.  Except as otherwise  disclosed
                   ----------------------------
herein, since December 31, 1996, there have not been:

                    (a) Any changes in the financial condition or results of operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;

                    (b) Any material increase in indebtedness for borrowed money, current liabilities or total liabilities (whether absolute, accrued, contingent or otherwise) incurred by the Company, except for liabilities, commitments and obligations incurred in the ordinary course of business;

                    (c) Any sale, assignment, transfer or other disposition of any material tangible or intangible asset of the Company, except in the ordinary course of business;

                    (d) Any extraordinary transaction; and

                    (e) Any material agreement that the Company would be required to file with the SEC.

               4.  Representations,  Warranties and Covenants of the Purchasers.
                   ------------------------------------------------------------
Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

               4.1  Authorization.  Purchaser  represents  and  warrants  to the
                    -------------
Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the shares of Common Stock to be

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                                                             Page 26 of 34 Pages

purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and
(b) as limited by equitable principles generally.

               4.2 Investor Qualifications;  Investment Experience. Purchaser is
                   -----------------------------------------------
an "accredited investor" as defined in Rule 501(a) under the Securities Act, and Purchaser is a "qualified institutional buyer" as defined in Rule 144A(a)(1) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the shares of Common Stock. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the shares of Common Stock.

               4.3  Investment  Intent.  Purchaser is  purchasing  the shares of
                    ------------------
Common Stock in the ordinary course of its business for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. No arrangement or understanding exists between the Purchaser and any other person regarding the resale, distribution or fractionalization of the shares of Common Stock, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the shares of Common Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed and delivered to the Company, the Purchaser Questionnaire attached hereto as Exhibit A. Purchaser has, in
                                                ----------
connection with its decision to purchase the number of shares of Common Stock set forth in Schedule I hereto, relied solely upon the documents attached as
             ----------
appendices thereto and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Common Stock except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

               4.4  Registration or Exemption  Requirements.  Purchaser  further
                    ---------------------------------------
acknowledges and understands that the shares of Common Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the shares of Common Stock will be imprinted with a legend that prohibits the transfer of the shares of Common Stock unless (i) they are registered or such registration is not required, and
(ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

               4.5 No Legal,  Tax or Investment  Advice.  Purchaser  understands
                   ------------------------------------
that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the shares of Common Stock constitutes

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                                                             Page 27 of 34 Pages

legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the shares of Common Stock.

               5.  Conditions  to  Purchasers'  Obligations.   Each  Purchaser's
                   ----------------------------------------
obligation to purchase the shares of Common Stock at the Closing shall be subject to the fulfillment or waiver as of the Closing Date of each of the following conditions:

               5.1  Representations  and  Warranties.  The  representations  and
                    --------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Purchasers shall have received a certificate to such effect, dated the Closing Date and executed by the Chief Executive Officer of the Company.

               5.2 Legal  Opinion.  The  Purchasers  shall have received a legal
                   --------------
opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, regarding the matters referred to in Sections 3.1, 3.2 and 3.3, and otherwise reasonably acceptable to the Purchasers.

               6. Conditions to Company's Obligations.  The Company's obligation
                  -----------------------------------
to issue and sell the shares of Common Stock at the Closing shall be subject to the fulfillment or waiver as of the Closing Date of each of the following conditions:

               6.1 Representations and Warranties. The representations made by
                   ------------------------------
the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

               6.2  Payment  of  Purchase  Price.   Each  Purchaser  shall  have
                    ----------------------------
delivered to the Company payment of the aggregate Purchase Price of the shares of Common Stock to be purchased by each such Purchaser, in the amounts as set forth on Schedule I hereto.

               6.3 Covenants. All covenants, agreements and conditions contained
                   ---------
in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

               6.4 Blue Sky. The Company shall have obtained all necessary  blue
                   --------
sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the shares of Common Stock.

               7.  Affirmative  Covenants  of the  Company.  The Company  hereby
                   ---------------------------------------
covenants and agrees as follows:

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                                                             Page 28 of 34 Pages

               7.1  Financial  Information.  The Company will mail the following
                    ----------------------
reports to each Purchaser until such Purchaser transfers, assigns or sells the shares of Common Stock purchased by such Purchaser pursuant to this Agreement:

                    (a) Within one hundred twenty (120) days after the end of each fiscal year, a copy of its Annual Report on Form 10-K.

                    (b) Within sixty (60) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-Q.

                    (c) Within ten (10) days after the Company files any Current Report on Form 8-K with the SEC, such Current Report on Form 8-K.

               7.2  Registration.   The  Company  shall  file  with  the  SEC  a
                    ------------
registration statement on Form S-3 covering all of the shares of Common Stock issued and sold to the Purchasers pursuant hereto within thirty (30) days after the closing hereunder and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. The Company agrees to keep such registration statement in effect until the earlier of (i) such date as all of the shares of Common Stock covered by the registration statement have been resold or (ii) such time as all of the shares of Common Stock purchased hereunder by each Purchaser can be sold within a 90-day period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder. Notwithstanding anything else in this Section 7.2, the Company shall have the right, for a period not to exceed thirty (30) days in duration and upon written notice to each of the Purchasers, to prohibit the sale of the shares of Common Stock issued and sold to the Purchasers hereunder pursuant to a registration statement effected under this Section 7.2, in the event that the Company's Board of Directors, pursuant to advice of counsel, deems it necessary, in light of a pending or potential corporate event which has resulted in material nonpublic information not yet having been disseminated by the Company or otherwise included in such registration statement, to prohibit such sales until such information can be made public or included in such registration statement. The Company shall within such thirty
(30) days add any necessary disclosure to the registration statement and notify the Purchasers that they are no longer prohibited from selling shares of Common Stock under such registration statement.

               With  respect  to any  registration  effected  pursuant  to  this
Section 7.2, the parties further agree as follows:

               (a) The Company shall prepare and file with the SEC such amendments and supplements to any such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (b) The Company shall furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Purchasers.

               (c) The Company shall bear all expenses other than underwriting discounts and commissions incurred in connection with such registration, filing

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                                                             Page 29 of 34 Pages

or qualification, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Purchasers.

               (d) The parties agree to the following indemnification rights and obligations:

                    (i) To the extent permitted by law, the Company shall indemnify and hold harmless each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or any state securities law. The Company will pay to each Purchaser or controlling person any legal or other expenses reasonably incurred by them (such payment to be made as incurred by such persons) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (d)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or controlling person.

                    (ii) To the extent permitted by law, each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser expressly for use in connection with such registration; and such Purchaser will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this paragraph (d)(ii) (such payment to be made as incurred by such persons), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (d)(ii) shall not apply to amounts paid in

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                                                             Page 30 of 34 Pages

settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this paragraph exceed the gross proceeds from the offering received by the Purchaser, unless such Violation by the Purchaser is wilful.

                    (iii) Promptly after receipt by an indemnified party under this paragraph (d) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph (d), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph (d), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph (d).

               8. Restrictions on  Transferability  of Common Stock;  Compliance
                  --------------------------------------------------------------
with Securities Act. The shares of Common Stock purchased hereunder shall not be
-------------------
transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Common Stock in order to enforce the foregoing restrictions.

               9. Miscellaneous.
                  -------------

               9.1 Waivers and  Amendments.  The terms of this  Agreement may be
                   -----------------------
waived or amended with the written consent of the Company and each Purchaser.

               9.2  Governing  Law.  This  Agreement  shall be  governed  in all
                    --------------
respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

               9.3  Survival.  The  representations,  warranties,  covenants and
                    --------
agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

               9.4 Successors and Assigns.  The provisions hereof shall inure to
                   ----------------------
the benefit of, and be binding upon, the successors,  assigns,  heirs, executors

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                                                             Page 31 of 34 Pages


and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign this Agreement without the prior written consent of the Company.

               9.5 Entire  Agreement.  This Agreement  constitutes  the full and
                   -----------------
entire understanding and agreement between the parties with regard to the subjects thereof.

               9.6 Notices,  etc. All notices and other communications  required
                   -------------
or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Schedule I, or at such other address as
                                         ----------
the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or
(i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number,
(ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

               9.7  Severability  of this  Agreement.  If any  provision of this
                    --------------------------------
Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               9.8 Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               9.9 Further Assurances. Each party to this Agreement shall do and
                   ------------------
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               9.10  Termination.  In the event that the Closing  shall not have
                     -----------
occurred on or before thirty (30) days from the date hereof, this Agreement shall terminate at the close of business on such date.

               9.11 Expenses. The Company and each such Purchaser shall bear its
                    --------
own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees and expenses of legal counsel.

                                                             Page 32 of 34 Pages

               9.12 Effectiveness of Agreement.  The Company's agreement to sell
                    --------------------------
the shares of Common Stock to the Purchasers pursuant to the terms of this Agreement will only be effective upon acceptance of this Agreement by the Company as evidenced by the Company's execution of this Agreement.

                                                             Page 33 of 34 Pages

               IN WITNESS WHEREOF, the Company and Purchasers have executed this Common Stock Purchase Agreement as of the date first above written.

                                   COMPANY:

                                   PHARMACYCLICS, INC.


                                   By:
                                             ----------------------------------
                                   Title:
                                             ----------------------------------



                                   PURCHASERS:

                                   QUANTUM INDUSTRIAL PARTNERS LDC


                                   By:
                                             ----------------------------------
                                   Title:
                                             ----------------------------------

                    Address: c/o Curacao International Trust Company N.V. Kaya Flamboyan 9
                                   Willemstad
                                   Curacao, Netherlands Antilles


                                   BOARD OF PENSION COMMISSIONERS OF THE CITY OF LOS ANGELES


                                   By:
                                             ----------------------------------
                                   Title:
                                             ----------------------------------

                    Address:       360 E. Second Street
                                   Los Angeles, CA 90053

                                                             Page 34 of 34 Pages


                                   KILEY REVOCABLE TRUST, TEE THOMAS D. KILEY,
                                   TEE NANCY L. KILEY


                                   By:
                                        ---------------------------------------
                                        Thomas D. Kiley, Trustee

                    Address:       986 Baileyana Road
                                   Hillsborough, CA 94010



                                   --------------------------------------------
                                   Joseph S. Lacob


                    Address: c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road
                                   Menlo Park, CA  94025